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          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549


                       FORM 8-K


                    CURRENT REPORT


          PURSUANT TO SECTION 13 OR 15(d) OF
          THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):
             December 9, 1999 (December 9, 1999)




                  GLEN BURNIE BANCORP
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(Exact name of registrant as specified in its charter)



MARYLAND                       0-24047           52-1782444
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(State or other jurisdiction  (Commission     (I.R.S. Employer
of incorporation)             File Number)   Identification No.)


101 CRAIN HIGHWAY, S.E., GLEN BURNIE, MARYLAND          21227
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:(410)766-3300
                                                   -------------

                         NOT APPLICABLE
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(Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.
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     On December 9, 1999, the Board of Directors of the
Registrant approved a First Amendment, dated as of December 9, 1999 (the "First Amendment"), to that certain Rights Agreement, dated as of February 13, 1998, by and between the Registrant and The Bank of Glen Burnie, as Rights Agent (the "Rights Agreement") to exempt from the definition of Acquiring Person any person who inadvertently acquires the beneficial ownership of 10% or more of the outstanding common stock (but not more than 10 1/4%) and divests sufficient shares such that they are no longer the beneficial owner of 10% or more of the outstanding common stock within five business days after being requested to do so by the Registrant. All other provisions of the Rights Agreement continue in full force and effect as set forth therein and were not affected in any way by the First Amendment. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment and the Rights Agreement. All terms not otherwise defined herein shall have the meanings given them in the Rights Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS
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     (a) Financial Statements of Businesses Acquired.  None
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     (b) Pro Forma Financial Information.  None
         -------------------------------

     (c) Exhibits.  The following exhibits are filed as part of
         --------   this report on Form 8-K:

     Exhibit No.              Description

          4.2            First Amendment, dated as of
                         December 9, 1999, to the Rights
                         Agreement, dated as of February 13,
                         1998, by and between Glen Burnie
                         Bancorp and The Bank of Glen Burnie,
                         as Rights Agent.

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                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                GLEN BURNIE BANCORP


Date: December 9, 1999          By: /s/ F. William Kuethe, Jr.
                                    --------------------------
                                    F. William Kuethe, Jr.
                                    President

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